Exhibit 10.7

WATERS INSTRUMENTS, INC.
1997 ASSOCIATES STOCK PURCHASE PLAN

ARTICLE I - ESTABLISHMENT OF PLAN

1.01 Adoption by Board of Directors. By action of the Board of Directors of Waters Instruments, Inc. (the
"Company") on December 6, 1996, subject to approval by its shareholders, the Company has adopted an associate stock purchase plan pursuant to which eligible associates of the Company and certain of its Subsidiaries may be offered the opportunity to purchase shares of Stock of the Company.
The terms and conditions of this Plan are set forth in this plan document, as amended from time to time as provided in this Plan. The Company intends that the Plan shall qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended from time to time, (the "Code") and shall be construed in a manner consistent with the requirements of Code Section 423 and the regulations thereunder.

1.02 Shareholder Approval and Term. This Plan shall become effective upon its adoption by the Board of Directors and shall terminate December 31, 2006; provided, however, that the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the Plan is adopted by the Board in the manner provided under Code
Section 423 and the regulations thereunder; and provided, further that the Board of Directors may extend the term of the Plan for such period as the Board, in its sole discretion, deems advisable. In the event the shareholders fail to approve the Plan within twelve (12) months after the Plan is adopted by the Board, this Plan shall not become effective and shall have no force and effect, participation in the Plan shall immediately cease and all outstanding options shall immediately be cancelled. No shares of stock shall be issued to any Participant for any Phase unless and until the shareholders approve the Plan within such twelve-month period.

ARTICLE II - PURPOSE

2.01 Purpose. The primary purpose of the Plan is to provide an opportunity for Eligible Associates of the Company to become shareholders of the Company, thereby providing them with an incentive to remain in the Company's employ, to improve operations, to increase profits and to contribute more significantly to the Company's success.

ARTICLE III - DEFINITIONS

3.01 "Administrator" means the Board of Directors or such Committee appointed by the Board of Directors to administer the Plan. The Board or the Committee may, in its sole discretion, authorize the officers of the Company to carry out the day-to-day operation of the Plan. In its sole discretion, the Board may take such actions as may be taken by the Administrator, in addition to those powers expressly reserved to the Board under this Plan.

3.02 "Board of Directors" or "Board" means the Board of Directors of Waters Instruments, Inc.

3.03 "Compensation" means the Participant's base compensation, overtime, bonuses and any other taxable compensation.

3.04 "Company" means Waters Instruments, Inc., a Minnesota corporation.

3.05 "Eligible Associate" means any associate who, as determined on or immediately prior to an Enrollment Period, is (i) a United States employee of the Company or one of its Subsidiaries, (ii) is regularly scheduled to work more than 20 hours per week, and (iii) has been employed by the Company or the Subsidiary at least six (6) consecutive months prior to the commencement date of a phase.

3.06 "Enrollment Period" means the period determined by the Administrator for purposes of accepting elections to participate during a Phase from Eligible Associates.

3.07 "Fiscal Year" means the fiscal year of the Company, which is the twelve-month period beginning January 1 and ending December 31 each year.

3.08 "Participant" means an Eligible Associate who has been granted an option and is participating during a Phase through payroll deductions, but shall exclude those associates subject to the limitations described in Section
9.03.

3.09 "Phase" means the period beginning on the date that the option was granted, otherwise referred to as the commencement date of the Phase, and ending on the date that the option was exercised, otherwise referred to as the termination date of the Phase.

3.10 "Plan" means the Waters Instruments, Inc. 1997
Associate Stock Purchase Plan.

3.11 "Stock" means the voting common stock of the Company.

3.12 "Section(s)" means one or more of the numbered paragraphs of this Plan unless the context expressly provides otherwise.

3.13 "Subsidiary" means any corporation defined as a subsidiary of the Company in Code Section 424(f) as of the effective date of the Plan, and such other corporations that qualify as subsidiaries of the Company under Code
Section 424(f) as the Board approves to participate in this Plan from time to time.

ARTICLE IV - ADMINISTRATION

4.01 Administration. Except for those matters expressly reserved to the Board pursuant to any provisions of the Plan, the Administrator shall have full responsibility for administration of the Plan, which responsibility shall include, but shall not be limited to, the following:

(a) The Administrator shall, subject to the provisions of the Plan, establish, adopt and revise such rules and procedures for administering the Plan, and shall make all other determinations as it may deem necessary or advisable for the administration of the Plan;

(b) The Administrator shall, subject to the provisions of the Plan, determine all terms and conditions that shall apply to the grant and exercise of options under this Plan, including, but not limited to, the number of shares of Stock that may be granted, the date of grant, the exercise price and the manner of exercise of an option. The
Administrator may, in its discretion, consider the recommendations of the management of the Company when determining such terms and conditions;

(c) The Administrator shall have the exclusive authority to interpret the provisions of the Plan, and each such interpretation or determination shall be conclusive and binding for all purposes and on all persons, including, but not limited to, the Company and its Subsidiaries, the shareholders of the Company and its Subsidiaries, the Administrator, the directors, officers and associates of the Company and its Subsidiaries, and the Participants and the respective successors-in-interest of all of the foregoing; and

(d) The Administrator shall keep minutes of its meetings or other written records of its decisions regarding the Plan and shall, upon requests, provide copies to the Board.

ARTICLE V - PHASES OF THE PLAN

5.01 Phases.  The Plan shall be carried out in one or more
Phases of twelve (12) months each. Unless otherwise determined by the Administrator, in its discretion, Phases shall commence on January 1 of each fiscal year during the term of the Plan, with the first Phase commencing January
1, 1997.  No two Phases shall run concurrently.

5.02 Limitations. The Administrator may, in its discretion, limit the number of shares available for option grants during any Phase as it deems appropriate. Without limiting the foregoing, in the event all of the shares of Stock reserved for the grant of options under Section 12.01 is issued pursuant to the terms hereof prior to the commencement of one or more Phases or the number of shares of Stock remaining is so small, in the opinion of the Administrator, as to render administration of any succeeding Phase impracticable, such Phase or Phases may be cancelled or the number of shares of Stock limited as provided in this Plan. In addition, if, based on the payroll deductions authorized by Participants at the beginning of a Phase, the Administrator determines that the number of shares of Stock which would be purchased at the end of a Phase exceeds the number of shares of Stock remaining reserved under Section 12.01 for issuance under the Plan, or if the number of shares of Stock for which options are to be granted exceeds the number of shares designated for option grants by the Administrator for such Phase, then the Administrator shall make a pro rata allocation of the shares of Stock remaining available in as nearly uniform and equitable a manner as the Administrator shall consider practicable as of the commencement date of the Phase or, if the Administrator so elects, as of the termination date of the Phase. In the event such allocation is made as of the commencement date of a Phase, the payroll deductions which otherwise would have been made on behalf of Participants shall be reduced accordingly.

ARTICLE VI - ELIGIBILITY

6.01 Eligibility.  Each associate who is an Eligible
Associate on or immediately prior to the commencement of a Phase shall be eligible to participate in such Phase.


ARTICLE VII - PARTICIPATION

7.01 Participation. Participation in the Plan is voluntary. An Eligible Associate who desires to participate in any Phase of the Plan must complete the Plan enrollment form provided by the Administrator and deliver such form to the Administrator or its designated representative during the Enrollment Period established by the Administrator prior to the commencement date of the Phase.

7.02 Subsequent Phases. An Eligible Associate who elects to participate in a Phase of a fiscal year shall be deemed to have elected to participate in each subsequent Phase during that fiscal year and all subsequent fiscal years unless such Participant elects to discontinue payroll deductions during a Phase or exercises his or her right to withdraw amounts previously withheld, as provided under
Article 10 hereof. In such event, such Participant must complete a change of election form or a new Plan enrollment form and file such form with the Administrator during the Enrollment Period prior to the next Phase with respect to which the Eligible Associate wishes to participate.


ARTICLE VIII - PAYMENT: PAYROLL DEDUCTIONS

8.01 Enrollment. Each Eligible Associate electing to participate shall complete a Plan enrollment form and designate a percentage of such Participant's Compensation to be withheld during the Phase. Such percentage shall be at least one percent (1%) but not more than ten percent
(10%) of such participant's Compensation to be paid during such Phase, or such other maximum percentage as the Administrator may establish from time to time; provided, however, that the payroll deduction authorized by the Participant must equal or exceed $10 per paycheck. In order to be effective, such Plan enrollment form must be properly completed and received by the Administrator by the due date indicated on such form, or by such other date established by the Administrator.

8.02 Payroll Deductions.  Payroll deductions for a
Participant shall commence on the first paycheck issued immediately after the commencement date of the Phase and shall terminate on the last paycheck issued immediately prior to the termination date of that Phase, unless the Participant elects to discontinue payroll deductions or exercises his or her right to withdraw all accumulated payroll deductions previously withheld during the Phase as provided in Article 10 hereof. The authorized payroll deductions shall be made over the pay periods of such Phase by deducting from the Participant's Compensation for each such pay period that percentage specified by the Participant in the Plan enrollment form.

Unless the Participant elected to discontinue payroll deductions or exercised his or her right to withdraw all accumulated payroll deductions withheld during the preceding Phase (in which event the Participant must complete a change of election form or a new Plan enrollment form, as the case may be, to continue participation for any subsequent Phase), the Company shall continue to withhold from such Participant's Compensation the same designated percentage specified by the Participant in the most recent
Plan enrollment form previously completed by the Participant for all subsequent Phases; provided, however, that the Participant may, if he or she so chooses, increase, decrease or discontinue payroll deductions for any or all such subsequent Phases by properly completing a new enrollment form during the Enrollment Period for such subsequent Phase and delivering such form to the Administrator by the due date for the receipt of such forms for that Phase.

8.03 Increases or Decreases During a Phase. In addition to the right to discontinue or withdraw payroll deductions during a Phase as provided in Article 10 and the right to increase or decrease or discontinue payroll deductions for subsequent Phases as provided in Section 8.02, a Participant may increase or decrease the percentage of Compensation designated to be deducted during a Phase by completing a change of election form and filing such form with the Administrator on or before the date that is fifteen (15) days prior to the date of the last paycheck during that Phase, or on or before such other date established by the Administrator; provided, however, that the Participant may exercise the right to increase or decrease his or her payroll deductions only once during each Phase.

8.04 Change in Compensation During a Phase. In the event that the Participant's Compensation is increased or decreased during a Phase for any reason so that the amount actually withheld on behalf of the Participant as of the termination date of the Phase is different from the amount anticipated to be withheld as determined on the commencement date of the Phase, then the extent to which the Participant may exercise his or her option shall be based on the amounts actually withheld on his or her behalf, subject to the limitations in Article IX. In the event of a change in the pay period of any Participant, such as from biweekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to insure the deduction of the proper amount authorized by the Participant.

ARTICLE IX - OPTIONS

9.01 Grant of Option. Subject to Article 10, a Participant who has elected to participate in the manner described in
Article VIII and who is employed by the Company or a Subsidiary as of the commencement date of a Phase shall be granted an option as of such date to purchase that number of whole shares of Stock determined by dividing the total amount to be credited to the Participant's account by the option price per share set forth in Section 9.02(a);
provided, however, that the Participant shall not be entitled to purchase more than 2,000 shares in any Phase, or such other maximum number of shares as the Administrator may establish from time to time. The option price per share for such Stock shall be determined under Section
9.02, and the number of shares exercisable shall be determined under Section 9.03.

9.02 Option Price. Subject to the limitations hereinbelow, the option price for such Stock shall be the lower of the amounts determined under paragraphs (a) and (b) below:

(a) Eighty-five percent (85%) of the closing price for a share of the Company's Stock as reported on The Nasdaq
Stock Market or on an established securities exchange as of the commencement date of the Phase; or

(b) Eighty-five percent (85%) of the closing price for a share of the Company's Stock as reported on The Nasdaq
Stock Market or on an established securities exchange as of the termination date of the Phase.

In the event that the commencement or termination date of a Phase is a Saturday, Sunday or holiday, the amounts determined under the foregoing subsections shall be determined using the price as of the last preceding trading day.

If the Company's Stock is not so reported in The Nasdaq
Stock Market or upon an established securities exchange, the option price shall equal the lesser of (i) eighty-five percent (85%) of the average of the closing "bid" and "asked" prices quoted by a recognized specialist in the Company's Stock as of the commencement date of the Phase, or if there are no such quoted "bid" and "asked" prices on such date, on the next preceding date for which there are quotes, and (ii) eighty-five percent (85%) of the average of the closing "bid" and "asked" prices quoted by a recognized specialist in the Company's Stock as of the termination date of the phase, or if there are no such quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes.

If the Company's Stock is not publicly traded, then the option price shall equal the lesser of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Stock as of the commencement date of the Phase, and (ii) eighty-five percent (85%) of the fair market value of such stock as of the termination date of the Phase.
Such "fair market value" shall be determined by the Board.

9.03 Limitations. No associate shall be granted an option hereunder:

(a) Which permits his or her rights to purchase Stock under all associate stock purchase plans of the Company or its Subsidiaries to accrue at a rate which exceeds Twenty-Five
Thousand Dollars ($25,000) of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time;

(b) If such associate would own and/or hold, immediately after the grant of the option, Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary. For purposes of determining stock ownership under this paragraph, the rules of Code Section 424(d) shall apply.

(c) Which, if exercised, would cause the limits established by the Administrator under Section 5.02 to be exceeded.

9.04 Exercise of Option. Subject to a Participant's right to withdraw in the manner provided in Section 10.01, a Participant's option for the purchase of shares of Stock shall be exercised automatically on the termination date of that Phase. However, in no event shall a Participant be allowed to exercise an option for more shares of Stock than can be purchased with the payroll deductions accumulated by the Participant in his or her bookkeeping account during such Phase, whether or not the accumulated payroll deductions are less than the full percentage amount that such Participant anticipated he or she would contribute at the beginning of such Phase.

9.05 Delivery of Shares. Subject to the shareholder approval requirements set forth in Section 1.02, as promptly as practicable after the termination of any Phase, the Company's transfer agent or other authorized representative shall deliver to each Participant in this Plan certificates for that number of whole shares of Stock purchased upon the exercise of the Participant's option.
Any accumulated payroll deductions remaining after the exercise of the Participant's option pursuant to Section
9.04 shall remain credited to the Participant's bookkeeping account and applied to the purchase of shares of Stock in the next succeeding Phase, unless the Participant requests a withdrawal of such amount pursuant to Section 10.01.
The shares of the Company's common stock to be delivered to a Participant pursuant to the exercise of an option under
Section 9.04 shall be registered in the name of the Participant or, if the Participant so directs by written notice to the Administrator prior to the termination date of the Phase, in the names of the Participant and one other person the Participant may designate as his joint tenant with rights of survivorship, to the extent permitted by law.


ARTICLE X - WITHDRAWAL OR
DISCONTINUATION OF PAYROLL WITHHOLDINGS

10.01 Withdrawal. A Participant may request a withdrawal of all accumulated payroll deductions then credited to the Participant's bookkeeping account by completing a change of election form and filing such form with the Administrator.
The Participant's request shall be effective as of the beginning of the next payroll period immediately following the date that the Administrator receives the Participant's properly completed change of election form. As soon as administratively feasible after the end of that Phase, all payroll deductions credited to a bookkeeping account for the Participant shall be paid to such Participant and no further payroll deductions shall be made during that Phase or any future Phase unless the Participant completes a new
Plan enrollment form as provided in Section 8.02. If the Participant requests a withdrawal, the option granted to the Participant under that Phase of the Plan shall immediately lapse and shall not be exercisable. Partial withdrawals of payroll deductions are not permitted.

Notwithstanding the foregoing, in order to be effective for a particular Phase, the Participant's request for withdrawal must be properly completed and received by the Administrator on or before the date that is fifteen (15) days before the date of the last paycheck during the Phase, or on or before such other date established by the Administrator. Requests for withdrawal that are received after that due date shall not be effective and no withdrawal shall be made, unless otherwise determined by the Administrator.

10.02 Discontinuation. A Participant may also request that the Administrator discontinue any further payroll deductions that would otherwise be made during the remainder of the Phase by completing a change of election form and filing such form with the Administrator on or before the date that is fifteen (15) days before the date of the last paycheck during the phase, or on or before such other date established by the Administrator. The
Participant's request shall be effective as of the beginning of the next payroll period immediately following the date that the Administrator receives the Participant's properly completed change of election form. Upon the effective date of the Participant's request, the Company shall discontinue making payroll deductions for such Participant for that Phase, and all future Phases, unless the Participant completes another change of election form as provided above.


ARTICLE XI - TERMINATION OF EMPLOYMENT

11.01 If, on or before the termination date of any Phase, a Participant's employment terminates with the Company for any reason, voluntarily or involuntarily, including by reason of retirement or death, the payroll deductions credited to such Participant's bookkeeping account for such Phase, if any, shall be returned to the Participant and any options granted to such Participant under the Plan shall immediately lapse and shall not be exercisable. The return of such payroll deductions shall be made to the Participant as soon as administratively practicable following the end of the Phase in which the Participant's termination occurred. In the event that such termination occurs near the end of a Phase and the Company is unable to discontinue payroll deductions for such Participant for his or her final paycheck(s), such deductions shall still be made but shall be returned to the Participant as provided in this Plan. In no event shall the accumulated payroll deductions be used to purchase any shares of Stock.

If the option lapses as a result of the Participant's death, any accumulated payroll deductions credited to the Participant's bookkeeping account shall be paid to the Participant's estate. In the event a Participant dies after exercise of the Participant's option but prior to delivery of the Stock to be transferred pursuant to the exercise of the option under Section 9.04, any such Stock and/or accumulated payroll deductions remaining after such exercise shall be paid by the Company to the Participant's estate.

The Company shall not be responsible for or be required to give effect to the disposition of any cash or Stock or the exercise of any option in accordance with any shall or other testamentary disposition made by such Participant or in accordance with the provisions of any law concerning intestacy, or otherwise. No person shall, prior to the death of a Participant, acquire any interest in any Stock, in any option or in the cash credited to the Participant's bookkeeping account during any Phase of the Plan.

11.02 In the event that any Subsidiary ceases to be a Subsidiary of the Company, the associates of such Subsidiary shall be considered to have terminated their employment for purposes of Section 11.01 as of the date the Subsidiary ceased to be a Subsidiary of the Company.


ARTICLE XII - STOCK RESERVED FOR OPTIONS

12.01 Two Hundred Thousand (200,000) shares of Stock, which may be authorized but unissued shares of the Company (or the number and kind of securities to which said 200,000 shares may be adjusted in accordance with Section 14.01) are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

12.02 The Participant (or a joint tenant named pursuant to Section 9.05) shall have no rights as a shareholder with respect to any shares of Stock subject to the Participant's option until the date of the issuance of a stock certificate evidencing such shares as provided in Section
9.05. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Section
14.01.


ARTICLE XIII - ACCOUNTING AND USE OF FUNDS

13.01 Payroll deductions for Participants shall be credited to bookkeeping accounts, established by the Company for each such Participant under the Plan. A Participant may not make any cash payments into such account. Such account shall be solely for bookkeeping purposes and shall not require the Company to establish any separate fund or trust hereunder. All funds from payroll deductions received or held by the Company under the Plan may be used, without limitation, for any corporate purpose by the Company, which shall not be obligated to segregate such funds from its other funds.


ARTICLE XIV - ADJUSTMENT PROVISION

14.01 Subject to any required action by the shareholders of the Company, in the event of an increase or decrease in the number of outstanding shares of Stock or in the event the Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation by reason of a reorganization, merger, consolidation, divestiture
(including a spin-off), liquidation, recapitalization, reclassification, stock dividend, stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Company, the Board
(or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in its sole discretion, shall adjust the number and kind of securities subject to and reserved under the Plan and, to prevent the dilution or enlargement of rights of those Eligible Associates to whom options have been granted, shall adjust the number and kind of securities subject to such outstanding options and, where applicable, the exercise price per share for such securities.

In the event of sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation, reorganization, divestiture (including a spin-off), liquidation, reclassification or extraordinary dividend (collectively referred to as a "transaction"), after which the Company is not the surviving corporation, the Board may, in its sole discretion, at the time of adoption of the plan for such transaction, may provide for one or more of the following:

(a) The acceleration of the exercisability of outstanding options granted at the commencement of the Phase then in effect, to the extent of the accumulated payroll deductions made as of the date of such acceleration pursuant to
Article 8 hereof;

(b) The complete termination of this Plan and a refund of amounts credited to the Participants' bookkeeping accounts hereunder; or

(c) The continuance of the Plan only with respect to completion of the then current Phase and the exercise of options thereunder. In the event of such continuance, Participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

In the event of a transaction where the Company survives, then the Plan shall continue in effect, unless the Board takes one or more of the actions set forth above. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

ARTICLE XV - NONTRANSFERABILITY OF OPTIONS

15.01 Options granted under any Phase of the Plan shall not be transferable and shall be exercisable only by the Participant during the Participant's lifetime.

15.02 Neither payroll deductions granted to a Participant's account, nor any rights with regard to the exercise of an option or to receive Stock under any Phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Company may, at its option, treat such act as an election to withdraw in accordance with Section 10.01.

ARTICLE XVI - AMENDMENT AND TERMINATION

16.01 The Plan may be terminated at any time by the Board of Directors, provided that, except as permitted in Section
14.01, no such termination shall take effect with respect to any options then outstanding. The Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Code Section 423, as amended, and the regulations thereunder, or other applicable laws or regulations; provided, however, no such amendment shall, without the consent of a Participant, materially adversely affect or impair the right of a Participant with respect to any outstanding option; and provided, further, that no such amendment shall:

(a) increase the total number of shares for which options may be granted under the Plan (except as provided in Section 14.01);

(b) modify the group of Subsidiaries whose associates may be eligible to participate in the Plan or materially modify any other requirements as to eligibility for participation in the Plan; or

(c) materially increase the benefits accruing to Participants under the Plan; without the approval of the Company's shareholders, if such approval is required for compliance with Code Section 423, as amended, and the regulations thereunder, or other applicable laws or regulations.

ARTICLE XVII - NOTICES

17.01 All notices, forms, elections or other communications in connection with the Plan or any Phase thereof shall be in such form as specified by the Company or the Administrator from time to time, and shall be deemed to have been duly given when received by the Participant or his or her personal representative or by the Company or its designated representative, as the case may be.